Exhibit 99.1

Rock of Ages FOR IMMEDIATE RELEASE	Investor Contact: Neil G Berkman Berkman Associates (310) 826-5051 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rock of Ages Revises 2007 Fourth Quarter and Full Year Operating Results

CONCORD, NEW HAMPSHIRE, March 25, 2008 . . . Rock of Ages Corporation (NASDAQ:ROAC) today announced revised financial results for the fourth quarter and full year 2007. The revisions arise from a non-cash, pre-tax impairment charge of $1,361,000 with respect to the Company's one-third equity interest in VIKA Ltd., a Ukrainian closed joint stock company.

VIKA has a long-term license from the Ukrainian government to quarry stone known as "Galactic Blue" on property located in Zhytomyr, Ukraine. Rock of Ages has the worldwide distribution rights for Galactic Blue under an exclusive agreement with VIKA. As a result of management's assessment of new information regarding VIKA's financial condition and operations received after the Company's announcement on February 26, 2008 of fourth quarter and full year 2007 results, the Company concluded, with the approval of the Audit Committee of the Company's Board of Directors, that its investment in VIKA of $386,000 as of December 31, 2007, was impaired. The Company also established as of December 31, 2007 a reserve in the amount of $975,000 for advances and prepayments made by the Company to VIKA over approximately five years for equipment, supplies and inventory. Accordingly, the Company has recorded a total impairment of $1,361,000 in the fourth quarter of 2007 related to all of its VIKA related assets.

The Galactic Blue quarry is still in development and does not produce significant commercial quantities of saleable granite. Sales of Galactic Blue accounted for 2% or less of the Company's reported total quarry sales and 2% or less of total quarry gross profit for the years 2006 and 2007. The Company's exclusive world wide sales rights to Galactic Blue remain in place and are unaffected by the impairment charge.

The Company previously reported a net loss for the fourth quarter of 2007 of $4,167,000, or $0.56 per share. After giving effect to the impairment charge, the revised net loss is $5,486,000 or $0.74 per diluted share. This compares to net income for the fourth quarter of 2006 of $2,100,000, or $0.27 per diluted share.

2007 Fourth Quarter Results

In its announcement on February 26, 2008, the Company reported net income from continuing operations of $1 million for the fourth quarter of 2007. After giving effect to the impairment charge, the Company has a loss from continuing operations for the fourth quarter of 2007 of $317,000, or $0.04 per diluted share, compared to income from continuing operations for the fourth quarter of 2006 of $772,000, or $0.10 per diluted share.

The Company previously reported a net loss for the fourth quarter of 2007 of $4,167,000, or $0.56 per share. After giving effect to the impairment charge, the revised net loss is $5,486,000 or $0.74 per diluted share. This compares to net income for the fourth quarter of 2006 of $2,100,000, or $0.27 per diluted share.

2007 Full Year Results

The Company previously reported that for the twelve months ended December 31, 2007, the Company achieved essentially breakeven results, with a loss from continuing operations of $13,000. After giving effect to the impairment charge, the revised net loss from continuing operations for 2007 is $1,332,000, or $.18 per diluted share. This compares to a loss from continuing operations for 2006 of $2,848,000, or $0.39 per share.

The Company previously reported a net loss for 2007 of $5,237,000, or $0.70 per share. After giving effect to the impairment charge, the revised net loss for 2007 is $6,556,000, or $.88 per diluted share. This compares to a net loss for 2006 of $5,365,000, or $0.73 per share.

Outlook For 2008

The non-cash impairment charge does not change the Company's outlook for 2008 or, except as otherwise discussed in this release, any other information in the Company's February 26, 2008 press release. The financial statements included as part of the February 26, 2008 press release have been revised to give effect to the impairment charge and are attached to this press release.

About Rock of Ages

Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier and manufacturer of finished granite memorials and granite blocks for memorial use in North America.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about our business or expected events based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events, results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the challenge of successfully implementing our strategic plan intended to enhance our overall profitability; our ability to maintain compliance with our covenants in our credit facility; our ability to form and maintain strategic alliances with cemeteries, funeral homes and memorial retailers; uncertainties involving quarry yields and demand for Rock of Ages' dimension stone; changes in demand for our products; the timing of customer orders and deliveries; the impact of competitive products and pricing; the excess or shortage of production capacity; weather conditions; and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports including, but not limited to, the risks discussed in the Company's Quarterly Report on Form 10-Q for the period ended September 29, 2007. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

ROCK OF AGES CORPORATION
Consolidated Statements Of Operations (Revised)
(In thousands except per share data) (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net revenue:
Quarry	$ 10,183	$ 8,701	$ 29,292	$ 26,088
Manufacturing	7,608	6,022	26,253	24,069
Total net revenue	17,791	14,723	55,545	50,157

Gross profit:
Quarry	2,865	2,515	6,403	5,326
Manufacturing	2,169	1,821	8,217	6,498
Total gross profit	5,034	4,336	14,620	11,824

Selling, general and administrative expenses:
Quarry	827	789	3,061	3,137
Manufacturing	1,172	932	4,214	4,105
Total SG&A expenses	1,999	1,721	7,275	7,242

Divisional operating income:
Quarry	2,038	1,726	3,342	2,189
Manufacturing	997	889	4,003	2,393
Divisional operating income	3,035	2,615	7,345	4,582

Unallocated corporate overhead	1,437	1,240	5,187	5,007
Insurance recovery ‑ quarry asset	--	--	(212)	(100)
Impairment of investment and advances	1,361	--	1,361	--
Impairment of note receivable	--	--	--	100
Foreign exchange loss	83	12	120	28
Other (income) expense, net	(21)	(21)	(159)	(79)
Income (loss) from continuing operations before interest and taxes	175	1,384	1,048	(374)

Interest expense, net	413	516	1,844	2,001

Income (loss) from continuing operations before income taxes	(238)	868	(796)	(2,375)

Income tax expense	79	96	536	473

Income (loss) from continuing operations	(317)	772	(1,332)	(2,848)

Income (loss) from discontinued operations (Kershaw)	--	(24)	--	2
Gain on sale of discontinued operations (Kershaw)	--	614	--	614
Income (loss) from discontinued operations (Retail)	797	890	1,266	(2,555)
Interest allocated to discontinued operations	(150)	(152)	(674)	(578)
Impairment charge on discontinued operations (Retail)	(5,816)	--	(5,816)	--

Net income (loss)	$ (5,486)	$ 2,100	$ (6,556)	$ (5,365)

Per share information:
Net income (loss) per share ‑basic and diluted:
Income (loss) from continuing operations	$ (0.04)	$ 0.10	$ (0.18)	$ (0.39)
Discontinued operations	(0.70)	0.17	(0.70)	(0.34)
Net income (loss) per share ‑ basic and diluted	$ (0.74)	$ 0.27	$ (0.88)	$ (0.73)

Weighted average number of common
shares outstanding ‑ basic and diluted	7,416	7,399	7,416	7,399

ROCK OF AGES CORPORATION
Consolidated Balance Sheets (Revised)
($ in thousands) (Unaudited)

	December 31,
Assets	2007	2006

Current assets:
Cash and cash equivalents	$ 1,961	$ 3,345
Trade receivables, net	11,713	11,902
Inventories	21,680	19,808
Other current assets	1,867	1,204
Assets of discontinued operations	14,266	8,960

Total current assets	51,487	45,219

Property, plant and equipment, net	31,786	32,699
Cash surrender value of life insurance	186	168
Intangibles, net	383	468
Goodwill	387	387
Long term investments	242	704
Other	174	1,025
Non-current assets of discontinued operations	--	13,718

Total assets	$ 84,645	$ 94,388

Liabilities and Stockholders' Equity

Current liabilities:
Borrowings under line of credit	$ 10,498	$ 13,218
Current installments of long‑term debt	5,191	20,726
Current installments of retirement benefits	584	567
Trade payables	1,794	2,049
Accrued expenses	2,303	2,068
Customer deposits	747	1,381
Liabilities of discontinued operations	6,748	6,986

Total current liabilities	27,865	46,995

Long‑term debt, excluding current installments	14,158	251
Salary continuation	5,531	5,818
Accrued pension cost	3,668	5,546
Deferred tax liability	55	56
Other	2,897	3,221

Total liabilities	54,174	61,887

Stockholders' equity:
Preferred stock -- $0.01 par value. Authorized 2,500,000
shares; issued and outstanding no shares	--	--
Common stock -- Class A, $0.01 par value. Authorized
30,000,000 shares; 4,677,467 and 4,660,800 issued and
outstanding at December 31, 2007 and 2006, respectively	47	47
Common stock -- Class B, $0.01 par value. Authorized 15,000,000 shares;
2,738,596 issued and outstanding as of December 31, 2007 and 2006	27	27
Additional paid‑in capital	65,657	65,551
Accumulated deficit	(33,352)	(26,796)
Accumulated other comprehensive loss	(1,908)	(6,328)

Total stockholders' equity	30,471	32,501

Total liabilities and stockholders' equity	$ 84,645	$ 94,388